EXHIBIT 4

                             STOCK VOTING AGREEMENT

         STOCK VOTING AGREEMENT, dated as of August 31, 2005, (this "AGREEMENT"), among the undersigned (the "STOCKHOLDER REPRESENTATIVE"), Texas Clothing Holding Corp., a Delaware corporation ("PARENT"), and Haggar Corp., a Nevada corporation (the "COMPANY").

         WHEREAS, concurrently herewith, Parent, Nevada Clothing Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which Merger Sub will merge with and into Company (the "MERGER"), which Merger Agreement has been approved by the Board of Directors of the Company. Each capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Merger Agreement;

         WHEREAS, the Stockholder Representative is a registered investment advisor and has entered into investment advisory agreements with various persons or entities (the "Owners") pursuant to which the Stockholder Representative has the right to vote or dispose of 840,264 shares of common stock, $0.10 par value per share, of the Company ("COMPANY COMMON STOCK") (the "EXISTING SHARES", and together with any shares of Company Common Stock with respect to which the Stockholder Representative shall obtain such rights after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable shares, or by means of purchase, dividend, distribution or otherwise, hereinafter collectively referred to as the "SHARES"). References in this Agreement to shares of Company Common Stock shall also be deemed to refer to the associated right to purchase Series B Junior Participating Preferred Stock, par value $0.10 per share, of the Company in accordance with the Company Rights Agreement, as appropriate.

         WHEREAS, Parent and Merger Sub are entering into the Merger Agreement in reliance on and in consideration of the Stockholder Representative's representations, warranties, covenants and agreements hereunder.

         NOW, THEREFORE, in consideration of Parent and Merger Sub's execution of the Merger Agreement and the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:

         1.       VOTE.

                  AGREEMENT TO VOTE. The Stockholder Representative hereby revokes any and all previous proxies granted by such Stockholder Representative with respect to the Shares and irrevocably agrees to vote, and otherwise act (including pursuant to written consent) with respect to all of such Shares (i) in favor of the approval of the Merger Agreement (or any amended version or versions thereof) and the Merger, and all actions required in furtherance thereof, at any meeting or meetings of the stockholders of the Company, and at any adjournment, postponement or continuation thereof, at which the Merger Agreement (or any amended version or versions thereof) and the Merger are submitted for the consideration and vote of the stockholders of the Company; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries; (C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger
                  Agreement. Such Stockholder Representative shall not enter into any agreement or understanding with any Person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 1. The obligations of the Stockholder Representative under this
                  Section 1 shall remain in effect with respect to the Shares until, and shall terminate upon, the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms. The Stockholder Representative hereby agrees to execute such additional documents as Parent may reasonably request to effectuate the foregoing.

         1.2 IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder Representative agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

         2.       REPRESENTATIONS    AND    WARRANTIES   OF   THE    STOCKHOLDER
REPRESENTATIVE. The Stockholder Representative represents and warrants to Parent as follows:

                  OWNERSHIP OF SHARES. On the date hereof, the Shares are all of the Shares which the Stockholder Representative has the right to vote and dispose of. Without limiting the generality of the foregoing, the Stockholder Representative does not hold, and has no knowledge that any of the Owners hold, any options, warrants or other rights to purchase Company Common Stock. The Stockholder Representative currently has voting power and power to issue instructions with respect to the matters set forth in Section 1 hereof, power of disposition, power of conversion and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to (a) applicable securities laws and the terms of this Agreement, and (b) the right of the Owner of such Shares, to dispose of the

                  Shares,   and   terminate   the  rights  of  the   Stockholder
                  Representative upon 60 days prior written notice.

         2.1 AUTHORITY; BINDING AGREEMENT. The Stockholder Representative has the full legal right, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholder Representative and constitutes a legal, valid and binding agreement of the Stockholder Representative, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement nor the consummation by the Stockholder Representative of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder Representative or, to the knowledge of the Stockholder Representative the Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Stockholder
                  Representative is a party or by which the Stockholder Representative is bound, in each case the effect of which would adversely affect the ability of the Stockholder Representative to perform its obligations hereunder.

         2.2 RELIANCE ON AGREEMENT. The Stockholder Representative understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder Representative's execution and delivery of this Agreement.

         3. CERTAIN COVENANTS OF THE STOCKHOLDER REPRESENTATIVE. Except in accordance with the provisions of this Agreement, the Stockholder Representative agrees with, and covenants to, Parent as follows:

         3.1 TRANSFER. Prior to the termination of this Agreement, except as otherwise provided herein, the Stockholder Representative shall not, unless otherwise instructed by the Owner, in accordance with the applicable investment agreement with the Stockholder Representative (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, assignment, encumbrance or other disposition), whether directly or indirectly (including by operation of law), or consent to any transfer of, any or all of the Shares or any interest therein, except pursuant to the Merger, (ii) grant any proxies, power-of-attorneys or other authorizations or consents with respect to the Shares, deposit the Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to the Shares,
                  (iii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all such Shares or any interest therein; or (iv) request that or solicit any of the Owners of the Shares to take any action inconsistent with covenants made by the Stockholder

                  Representative  pursuant to this Agreement or to terminate the
                  investment   advisory   agreement   between  the   Stockholder
                  Representative and any of the Owners.

         3.2 STOP TRANSFER. The Stockholder Representative hereby agrees with, and covenants to, each other party hereto, that such Stockholder Representative shall not request that the Company register the transfer (book entry or otherwise) of any certificate or uncertified interest representing any of its Shares, unless such transfer is made in compliance with this Agreement, or unless otherwise instructed by the Owners.

         3.3 NOTIFICATIONS. The Stockholder Representative shall, while this Agreement is in effect, notify Parent promptly, but in no event later than two business days, of (a) the number of any additional shares of Company Common Stock acquired by the Stockholder Representative after the date hereof; and (b) if any Owner shall terminate the rights of the Stockholder Representative with respect to such Shares.

         3.4 WAIVER OF CLAIMS. The Stockholder Representative agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or inequity, in any court or before any governmental entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder Representative, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of the Company, breaches any fiduciary duty of the Board of Directors of the Company or any member thereof; PROVIDED, that the Stockholder Representative may defend against, contest or settle any such action, claim suit or cause of action brought against Stockholder Representative or any of its officers or directors that relates solely to the Stockholder Representative's or such officer's or director's capacity as a director or officer of the Company.

         4. EFFECT OF PURPORTED TRANSFER. The Company agrees with, and covenants to, each other party hereto that the Company shall not register the transfer (book entry or otherwise) of any certificate or uncertified interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. The parties hereto agree that any transfer of the Shares made other than in compliance with this Agreement shall be null and void. Any such transfer shall convey no interest in any of the Shares purported to be transferred, and the transferee shall not be deemed to be a stockholder of the Company nor entitled to receive a new share certificate or any rights, dividends or other distributions on or with respect to such Shares.

         5. TERMINATION. This Agreement shall terminate, and neither Parent nor the Stockholder Representative shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect on the earlier of (i) the Effective Time or (ii) upon the termination of the Merger Agreement in accordance with its terms.

         6. ACTION IN THE STOCKHOLDER REPRESENTATIVES' CAPACITY ONLY. Neither the Stockholder Representative nor any of its officers, directors or representatives, including but not limited to Thomas G. Kahn (the "Representatives"), makes any agreement or understanding herein as director or officer of the Company. The Stockholder Representative signs solely in its capacity as the holder of certain rights with respect to the Shares, and nothing herein shall limit or affect any actions taken in its capacity or the capacity of any of the Representatives as an officer or director of the Company.

         7.       DEFINITIONS. For the purposes of this Agreement:

         7.1 "BENEFICIAL OWNERSHIP" or "BENEFICIAL OWNER" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same security by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

         7.2 "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

         8.       MISCELLANEOUS.

         8.1 NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), or (iii) five business days after the date of mailing to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

                  IF TO PARENT:          Infinity Associates LLC
                                         c/o Perseus L.L.C.
                                         888 Seventh Avenue, 29th Floor
                                         New York, New York 10106
                                         Attention: Marsden S. Cason
                                         Fax No.: 212-651-6399

                  WITH A COPY TO:        Wilson Sonsini Goodrich & Rosati, P.C.
                                         650 Page Mill Road
                                         Palo Alto, CA 94304-1050
                                         Attention:  Jeffrey D. Saper

                                         Fax No.: (650) 493-6811

                                         Wilson Sonsini Goodrich & Rosati, P.C.
                                         12 East 49th Street
                                         30th Floor
                                         New York, NY 10017-8203
                                         Attention: Selim Day
                                         Fax No.: (212) 999-5899

                  IF TO THE STOCKHOLDER
                  REPRESENTATIVE:        Kahn Brothers & Co., Inc.
                                         555 Madison Avenue
                                         22nd Floor
                                         New York, NY 10022
                                         Attention:  Thomas G. Kahn, President
                                         Fax No.: (212) 755-5330

                  IF TO THE COMPANY:     Haggar Corp.
                                         11511 Luna Road
                                         Dallas, Texas 75234
                                         Attention: Marc W. Joseph
                                         Fax No.: (214) 956-4561

                  WITH A COPY TO:        Vinson & Elkins L.L.P.
                                         3700 Trammell Crow Center
                                         2001 Ross Avenue
                                         Dallas, Texas  75201
                                         Attention:  Michael D. Wortley
                                         Fax No.:  (214) 999-7732

         8.2 FURTHER ACTIONS. Each of the parties hereto agrees that it will use its commercially reasonable efforts to do all things necessary to effectuate this Agreement. Stockholder Representative and the Company hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

         8.3 ENTIRE AGREEMENT. This Agreement, together with the documents expressly referred to herein, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         8.4      AMENDMENTS.  This  Agreement  may  not be  modified,  amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         8.5 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement.

         8.6 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

         8.7 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

         8.8 COUNTERPARTS. This Agreement may be executed manually or by facsimile in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

         8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         8.10 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                   [Remainder of page is intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

HAGGAR CORP.                            TEXAS CLOTHING HOLDING CORP.

By:   /S/ J.M. Haggar III               By:  /s/ William N. Simon
      ------------------------------         -----------------------------------
Name:  J.M. Haggar III                  Name:  William N. Simon
       -----------------------------           ---------------------------------
Title:  Chairman & CEO                  Title:   President
        ----------------------------            --------------------------------





                                        KAHN BROTHERS & CO., INC.

                                        By:   /s/ Thomas G. Kahn
                                             -----------------------------------
                                        Name:   Thomas G. Kahn
                                               ---------------------------------
                                        Title:   President
                                                --------------------------------


                   [SIGNATURE PAGE TO STOCK VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the board of directors of Texas Clothing Holding Corp., a Delaware corporation (the "PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Haggar Corp., a Nevada corporation (the "COMPANY") described in the Stock Voting Agreement, as herein defined (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the fullest extent permitted by law, and the Stock Voting Agreement) is coupled with an interest and is granted pursuant to the Stock Voting Agreement of even date herewith by and between the Parent, the Company and the undersigned stockholder (the "STOCK VOTING AGREEMENT"), which is incorporated herein by reference, and is granted in consideration of the Parent and a wholly owned subsidiary of Parent ("MERGER SUB") entering into the Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and among the Parent, Merger Sub and the Company, which provides for the merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the "MERGER"). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the date that the Stock Voting Agreement terminates in accordance with its terms.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) (i) in favor of the approval of the Merger Agreement (or any amended version or versions thereof) and the Merger, and all actions required in furtherance thereof, at any meeting or meetings of the stockholders of the Company, and at any adjournment, postponement or continuation thereof, at which the Merger Agreement (or any amended version or versions thereof) and the Merger are submitted for the consideration and vote of the stockholders of the Company;
(ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or the Stock Voting Agreement; and (iii) except as otherwise agreed to in writing in advance by
Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries;
(C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company


                                  Exhibit A-1
or any amendment of the Company's Articles of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement.

         The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                  [Remainder of Page Intentionally Left Blank]


                                  Exhibit A-2

Dated:  August 31, 2005

                      Signature of Stockholder: /s/ Thomas G. Kahn
                                               ---------------------------------

                      Print Name of Stockholder:  Kahn Brothers & Co., Inc.

                      By:  Thomas G. Kahn, President

                      Shares Covered By Proxy: 840,264 shares of Company Common Stock

                            [SIGNATURE PAGE TO PROXY]